Exhibit 99.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF SARBANES – OXLEY ACT OF 2002

     In connection with the accompanying Quarterly Report on Form 10-Q of Indiantown Cogeneration Funding Corporation for the quarter ended March 31, 2003, I, P. Chrisman Iribe, President Indiantown Cogeneration Funding Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Indiantown Cogeneration Funding Corporation

May 14, 2003	/s/ P. Chrisman Iribe
P. Chrisman Iribe
President
Indiantown Cogeneration Funding Corporation

A signed original of this written statement required by Section 906 has been provided to Indiantown Cogeneration Funding Corporation and will be retained by Indiantown Cogeneration Funding Corporation and furnished to the Securities and Exchange Commission or its staff upon request